Exhibit 99.1

LM Funding America, Inc. Achieves Over 1,100% Year-Over-Year Revenue Growth to $2.1 Million for the First Quarter of 2023

Mined 91.7 Bitcoins in the First Quarter of 2023 at an Average Market Revenue Value of $22,800 per Bitcoin

Reports Working Capital of $4.6 Million and LM Funding Stockholders’ Equity of

$44.0 Million ($3.36 per share) as of March 31, 2023

Conference Call to Be Held Today at 11:00 am ET

TAMPA, FL, May 15, 2023—LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a cryptocurrency mining and technology-based specialty finance company, today provided a business update and reported financial results for the quarter ended March 31, 2023.

Operational Highlights

•
Approximately 3,700 Bitcoin mining machines in operation as of March 31, 2023.
•
Approximately 5,000 Bitcoin mining machines operating today providing approximately 520 PH/s of mining capacity after adding 1,300 machines in April, 2023.
•
Signed an agreement with GIGA Energy May 8, 2023, adding 1,080 additional machines for an approximate total of 627 PH/s by May 31, 2023.

Bruce Rodgers, Chairman and CEO of LM Funding, commented, “We are pleased with the strides LM Funding has taken during the first quarter of 2023 as we continue to steadily transition our Company towards Bitcoin mining. We started the year with approximately 2,700 fully operational mining machines and added approximately 2,300 more during the first four months of 2023, bringing our total to approximately 5,000 machines, with a mining capacity of around 520 PH/s, actively mining Bitcoin today. Throughout the quarter, we mined nearly 91.7 Bitcoins at an average value of about $22,800 per Bitcoin, compared to the current price of Bitcoin, which has been ranging between $27,000 and $30,000 over the past two months.”

“We continue to strategically acquire additional mining machines, and since the conclusion of the first quarter, have acquired 101 S19 XP machines through a Bitmain raffle, costing $0.3 million. Our goal is to continue to acquire and energize more energy efficient mining machines in the forthcoming quarters as we approach the next Bitcoin halving, anticipated to occur sometime in 2024.”

Richard Russell, Chief Financial Officer of LM Funding commented, “In addition to our revenue growth, our balance sheet remains solid. As of March 31, 2023, we had $3.4 million in cash, approximately 84 Bitcoins valued at $1.8 million or $21,400 per Bitcoin, working capital of $4.6 million, and LM Funding stockholders’ equity of $44.0 million, or $3.36 per share. In light of our strong capital position, we have confidence in our ability to deliver on our growth strategy, which we believe will generate significant value for our shareholders in the long term.”

Financial Highlights

•
Total revenue for the quarter ended March 31, 2023, was approximately $2.3 million, an increase of $2.1 million, or more than 1,100%, from $0.2 million for the 2022 first quarter. The increase was primarily due to digital mining revenue of $2.1 million in connection with the commencement of our Bitcoin mining operations in September 2022 compared to no digital mining revenue in the same quarter last year.
•
Net loss attributable to LM Funding shareholders for the first quarter ended March 31, 2023, was approximately $5.4 million, which included a $5.8 million non-cash, unrealized loss on investment and equity securities, compared to a net loss of approximately $5.8 million for the first quarter of 2022, which included a $1.0 million unrealized loss on investment and equity securities.
•
Core EBITDA loss for the quarter ended March 31, 2023, improved to a loss of $(0.3 million), compared to Core EBITDA loss of $(1.7 million) in the 2022 comparable quarter, primarily due to our successful digital strategy. Core EBITDA is a non-GAAP financial measure, and a reconciliation of Core EBITDA to net loss is set forth below in this press release.
•
Cash of approximately $3.4 million, digital assets of $1.8 million, and working capital of $4.6 million as of March 31, 2023.
•
Total LM Funding stockholders’ equity of $44.0 million and net equity per share of $3.36 as of March 31, 2023. (Calculated as LMFA stockholders’ equity divided by 13,091,883 shares outstanding as of March 31, 2023)

Investor Conference Call

LM Funding will host a conference call today, May 15, 2023, at 11:00 A.M. Eastern Time to discuss the Company’s financial results for the first quarter ended March 31, 2023, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free +1 877-545-0523 for U.S. callers or +1 973-528-0016 for international callers and entering access code 621273. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2917/48367 or on the investor relations section of the Company’s website, https://ir.lmfunding.com/.

A webcast replay will be available on the investor relations section of the Company’s website athttps://www.lmfunding.com/investors/news-events/ir-calendar through May 15, 2024. A telephone replay of the call will be available approximately one hour following the call, through May 29, 2023, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 48367.

About LM Funding America

LM Funding America, Inc. (Nasdaq: LMFA), together with its subsidiaries, is a cryptocurrency mining business that commenced Bitcoin mining operations in September 2022. The Company also operates a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado, and Illinois, by funding a certain portion of the Associations' rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the COVID-19 pandemic, the risks of entering into and operating in the cryptocurrency mining business, uncertainty in the cryptocurrency mining business in general, problems with hosting vendors in the mining business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, the ability to finance our planned cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, the potential need for additional capital in the future, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

Contact:

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: LMFA@crescendo-ir.com

(tables follow)

LM Funding America, Inc. and Subsidiaries Consolidated Balance Sheets (unaudited)

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets
Cash	$3,428,906	$4,238,006
Digital Assets (Note 2)	1,751,914	888,026
Finance receivables	22,107	26,802
Marketable securities (Note 5)	10,080	4,290
Notes receivable from Seastar Medical Holding Corporation (Note 5)	-	3,807,749
Prepaid expenses and other assets	1,196,849	1,233,322
Income tax receivable	293,466	293,466
Current assets	6,703,322	10,491,661

Fixed assets, net (Note 3)	26,708,914	27,192,317
Deposits on mining equipment (Note 4)	1,357,341	525,219
Hosting services deposit (Note 4)	2,200,452	2,200,452
Real estate assets owned	80,057	80,057
Long-term investments - debt security (Note 5)	2,402,542	2,402,542
Less: Allowance for losses on debt security (Note 5)	(1,052,542)	(1,052,542)
Long-term investments - debt security, net (Note 5)	1,350,000	1,350,000
Long-term investments - equity securities (Note 5)	437,924	464,778
Investment in Seastar Medical Holding Corporation (Note 5)	4,812,750	10,608,750
Notes receivable from Seastar Medical Holding Corporation (Note 5)	2,216,649	-
Operating lease - right of use assets (Note 8)	264,321	265,658
Other assets	10,726	10,726
Long-term assets	39,439,134	42,697,957
Total assets	$46,142,456	$53,189,618

Liabilities and stockholders' equity
Accounts payable and accrued expenses	1,682,392	1,570,906
Note payable - short-term (Note 6)	298,382	475,775
Due to related parties (Note 7)	62,829	75,488
Current portion of lease liability (Note 8)	99,569	90,823
Total current liabilities	2,143,172	2,212,992

Lease liability - net of current portion (Note 8)	170,295	179,397
Long-term liabilities	170,295	179,397
Total liabilities	2,313,467	2,392,389

Stockholders' equity (Note 9)
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of March 31, 2023 and December 31, 2022	-	-
Common stock, par value $.001; 350,000,000 shares authorized; 13,091,883 shares issued and outstanding as of March 31, 2023 and December 31, 2022	13,092	13,092
Additional paid-in capital	92,389,697	92,195,341
Accumulated deficit	(48,403,539)	(43,017,207)
Total LM Funding America stockholders' equity	43,999,250	49,191,226
Non-controlling interest	(170,261)	1,606,003
Total stockholders' equity	43,828,989	50,797,229
Total liabilities and stockholders’ equity	$46,142,456	$53,189,618

LM Funding America, Inc. and Subsidiaries Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Digital mining revenues	$2,090,851	$-
Specialty finance revenue	182,836	152,132
Rental revenue	39,831	38,872
Total revenues	2,313,518	191,004
Operating costs and expenses:
Digital mining cost of revenues (exclusive of depreciation and amortization shown below)	1,667,673	-
Staff costs & payroll	932,835	4,292,197
Professional fees	572,356	774,820
Settlement costs with associations	-	160
Selling, general and administrative	239,464	114,920
Real estate management and disposal	31,803	31,481
Depreciation and amortization	801,873	3,094
Collection costs	9,808	(3,820)
Impairment loss on mined digital assets	199,554	-
Realized gain on sale of mined digital assets	(424,333)	-
Other operating costs	251,911	8,384
Total operating costs and expenses	4,282,944	5,221,236
Operating loss	(1,969,426)	(5,030,232)
Realized loss on securities	-	(395,181)
Unrealized gain on convertible debt security	-	288,320
Unrealized gain on marketable securities	5,790	130
Impairment loss on prepaid mining machine deposits	(36,691)	-
Unrealized loss on investment and equity securities	(5,822,854)	(986,399)
Realized gain on sale of purchased digital assets	1,917	-
Digital assets other income	-	4,366
Other income - coupon sales	603,591	-
Dividend income	-	1,375
Interest income	55,077	98,370
Loss before income taxes	$(7,162,596)	$(6,019,251)
Income tax expense	-	-
Net loss	$(7,162,596)	$(6,019,251)
Less: Net loss attributable to non-controlling interest	1,776,264	291,200
Net loss attributable to LM Funding America Inc.	$(5,386,332)	$(5,728,051)

Basic loss per common share	$(0.41)	$(0.44)

Diluted loss per common share	$(0.41)	$(0.44)
Weighted average number of common shares outstanding
Basic	13,091,883	13,060,736
Diluted	13,091,883	13,060,736

LM Funding America, Inc. and Subsidiaries Consolidated Statements of Cash Flows (unaudited)

	Three Months ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,162,596)	$(6,019,251)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	801,873	3,094
Noncash lease expense	23,224	23,343
Stock compensation	-	329,500
Stock option expense	194,356	3,318,737
Accrued investment income	(53,734)	(96,657)
Digital assets other income	-	(4,366)
Impairment loss on digital assets	199,554	-
Impairment loss on prepaid mining machine deposits	36,691	-
Unrealized gain on convertible debt security	-	(288,320)
Unrealized gain on marketable securities	(5,790)	(130)
Unrealized loss on investment and equity securities	5,822,854	986,399
Realized loss on securities	-	395,181
Realized gain on sale of digital assets	(426,250)	-
Proceeds from securities	-	1,428,050
Change in operating assets and liabilities:
Prepaid expenses and other assets	36,473	280,208
Advances (repayments) to related party	(12,659)	252,580
Accounts payable and accrued expenses	111,486	(136,430)
Stablecoin	-	(500,000)
Mining of digital assets	(2,090,851)	-
Proceeds from sale of digital assets	1,455,141	-
Lease liability payments	(22,243)	(30,242)
Deferred taxes and taxes payable	-	(326,178)
Income taxes receivable	-	(143,822)
Net cash used in operating activities	(1,092,471)	(528,304)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	-	(6,550)
Net collections of finance receivables - special product	4,695	(1,948)
Capital expenditures	(263,596)	-
Investment in note receivable	-	(310,000)
Collection of note receivable	1,644,834
Investment in digital assets	(35,157)	-
Proceeds from sale of purchased digital assets	33,675	-
Deposits for mining equipment	(923,687)	(7,118,572)
Net cash provided by (used in) investing activities	460,764	(7,437,070)
CASH FLOWS FROM FINANCING ACTIVITIES:
Insurance financing repayments	(178,620)	(57,344)
Insurance financing	1,227	-
Net cash used in financing activities	(177,393)	(57,344)
NET DECREASE IN CASH	(809,100)	(8,022,718)
CASH - BEGINNING OF YEAR	4,238,006	32,559,185
CASH - END OF YEAR	$3,428,906	$24,536,467

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
ROU assets and operating lease obligation recognized	$21,887	$300,787
Reclassification of mining equipment deposit to fixed assets, net	$54,874	$-
SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for taxes	$-	$470,000

NON-GAAP FINANCIAL INFORMATION

Our reported results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We also disclose Earnings before Interest, Tax, Depreciation and Amortization ("EBITDA") and Core Earnings before Interest, Tax, Depreciation and Amortization ("Core EBITDA") which adjusts for unrealized loss on investment and equity securities, unrealized gain on convertible debt securities and stock compensation expense and option expense, all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of Bitcoin miners.

The following tables reconcile net loss, which we believe is the most comparable GAAP measure, to EBITDA and Core EBITDA:

	Three Months Ended March 31,
	2023	2022

Net loss	$(7,162,596)	$(6,019,251)
Income tax expense	-	-
Interest expense	-	-
Depreciation and amortization	801,873	3,094
Loss before interest, taxes & depreciation	$(6,360,723)	$(6,016,157)
Unrealized loss on investment and equity securities	5,822,854	986,399
Unrealized gain on convertible debt securities	-	(288,320)
Stock compensation and option expense	194,356	3,648,237
Core loss before interest, taxes & depreciation	$(343,513)	$(1,669,841)